 FILED PURSUANT TO RULE 424(b)(2)
 REGISTRATION NO. 333-277916
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 2024)
$1,250,000,000
Omega Healthcare Investors, Inc.
Common Stock

We have entered into an “at-the-market” equity offering sales agreement dated as of September 6, 2024, or the sales agreement, with each of Wells Fargo Securities, LLC, Barclays Capital Inc., Berenberg Capital Markets LLC, BofA Securities, Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, and Truist Securities, Inc. (or certain of their respective affiliates or, as applicable, successors or assignees), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, in each case as described below, relating to shares of our common stock offered by this prospectus supplement. We refer to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents,” and when acting in their capacity as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers.”
The sales agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with one or more of the Sales Agents or their affiliates (individually, in such capacity, a “Forward Purchaser” and collectively, in such capacity, the “Forward Purchasers”). In connection with any forward sale agreement, the relevant Forward Purchaser, which in each case is either a Sales Agent or an affiliate of a Sales Agent, will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals) under the sales agreement, under any terms agreement (as described below), and under any forward sale agreement have an aggregate gross sales price in excess of $1,250,000,000.
Sales of the shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, the existing trading market for our common stock, by means of negotiated transactions (including block transactions) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or any other method permitted by applicable law. None of the Sales Agents or Forward Sellers will engage in any transactions that stabilize the price of our common stock.
None of the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement. In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.
Under the terms of the sales agreement, we may also sell shares of our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
The net proceeds we receive from the sale of our common stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. See “Plan of Distribution.”
Our common stock is traded on the NYSE, under the symbol “OHI.” On September 5, 2024, the last reported sales price for our common stock on the NYSE was $39.99 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT. See “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” in the accompanying prospectus.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 6 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities	J.P. Morgan	Credit Agricole CIB	Citizens JMP
Fifth Third Securities	Mizuho	MUFG	Regions Securities LLC	RBC Capital Markets	Scotiabank	Truist Securities	BMO Capital Markets
Barclays	Baird	KeyBanc Capital Markets	Morgan Stanley	Capital One Securities	Fifth Third Securities
Stifel	R. Seelaus & Co., LLC	Raymond James	Berenberg

The date of this prospectus supplement is September 6, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) have authorized anyone to provide you with different information. Neither we, the Sales Agents, the Forward Sellers, nor the Forward Purchasers (and any of their respective affiliates) take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents and Forward Sellers (and any of their respective affiliates) are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you is accurate as of any date other than the date of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference herein and therein that are described in this prospectus supplement under the heading “Where You Can Find More Information and Incorporation by Reference” and in the accompanying prospectus under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the terms “Omega,” “we,” “us,” “our” and the “Company” refer to Omega Healthcare Investors, Inc., together with its consolidated subsidiaries; and the term “common stock” refers to shares of Omega Healthcare Investors, Inc. common stock. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.
INDUSTRY AND MARKET DATA
In this prospectus supplement and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, including, among other things, estimated completion dates and costs of properties under development, and the number of square feet that could be developed. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but this information and these statistics (whether obtained from third-party sources or based on our internal estimates) are subject to assumptions, estimates and other uncertainties, and we have not independently verified them and cannot guarantee their accuracy or completeness.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus supplement or the accompanying prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus supplement. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
(i)
those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

(ii)
uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

(iii)
the long-term impacts of the COVID-19 pandemic on our business and the business of our operators, including the levels of staffing shortages, increased costs and decreased occupancy experienced by operators of skilled nursing facilities (“SNFs”) and assisted living facilities (“ALFs”) arising from the pandemic, the ability of our operators to comply with infection control and vaccine protocols and to manage facility infection rates or future infectious diseases, and the sufficiency of government support and reimbursement rates to offset such costs and the conditions related thereto;

(iv)
additional regulatory and other changes in the healthcare sector, including recently issued federal minimum staffing requirements for SNFs that may further exacerbate labor and occupancy challenges for our operators;

(v)
the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

(vi)
changes in tax laws and regulations affecting real estate investment trusts (“REITs”), including as the result of any policy changes driven by the current focus on capital providers to the healthcare industry;

(vii)
our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and ALF markets or local real estate conditions;

(viii)
the availability and cost of capital to us;

(ix)
changes in our credit ratings and the ratings of our debt securities;

(x)
competition in the financing of healthcare facilities;

S-iii

(xi)
competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs;

(xii)
changes in the financial position of our operators;

(xiii)
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

(xiv)
changes in interest rates and the impact of inflation;

(xv)
the timing, amount and yield of any additional investments;

(xvi)
our ability to maintain our status as a REIT; and

(xvii)
the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action; particularly in the healthcare industry.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

S-iv

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the New York Stock Exchange, which we refer to as the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to our filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have previously filed with the SEC. We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K:
•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 12, 2024;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, and June 30, 2024, filed with the SEC on May 3, 2024 and August 2, 2024, respectively;

•
Current Reports on Form 8-K filed on January 2, 2024, March 12, 2024, March 14, 2024, April 15, 2024 and June 7, 2024; and

•
those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024, specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus supplement or accompanying prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus supplement from us, from the SEC or from the SEC’s website as described below. Documents incorporated by reference are available without charge from us, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus supplement by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Chief Financial Officer, 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

S-v

SUMMARY
The information included below is only a summary and may not contain all of the information that is important to you. You should carefully read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
Our Company
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income producing healthcare facilities, principally long-term care facilities located in the United States and the United Kingdom (“U.K.”). We provide financing or capital to qualified operators of skilled nursing facilities (“SNFs”), assisted living facilities (“ALFs”), and to a lesser extent, independent living facilities (“ILFs”) and rehabilitation and acute care facilities, which we refer to as specialty facilities and medical office buildings (“MOBs”). We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods. From time to time we may refinance our existing indebtedness, including through the issuance of new debt securities.
Our portfolio of real estate investments (including properties associated with mortgages, direct financing leases, assets held for sale and consolidated joint ventures) at June 30, 2024, included 928 healthcare facilities, located in 42 states and the U.K. that are operated by 79 third-party operators. Our real estate investment in these facilities, net of impairments and allowances, totaled approximately $9.4 billion at June 30, 2024, with approximately 97% of our real estate investments related to long-term healthcare facilities. The portfolio is made up of (i) 588 SNFs, (ii) 221 ALFs, (iii) 19 ILFs, (iv) 19 specialty facilities, (v) one MOB, (vi) fixed rate mortgages on 50 SNFs, 12 ALFs, two specialty facilities and one ILF and (vii) 15 facilities that are held for sale. At June 30, 2024, we also held other real estate loans (excluding mortgages) receivable of $532.2 million, non-real estate loans receivable of $234.6 million, and $185.3 million of investments in nine unconsolidated joint ventures.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega Healthcare Investors, Inc., which we refer to as the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of June 30, 2024, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 3% of the units.

THE OFFERING
Issuer
Omega Healthcare Investors, Inc., a Maryland corporation.
Securities Offered
Up to $1,250,000,000 aggregate gross sales price of shares of our common stock. The shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Seller. For additional information, see “Plan of Distribution — Sales Through Forward Sellers.”
Use of Proceeds
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, (a) to fund potential acquisitions, (b) to fund development and investment opportunities, or (c) for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. For information concerning potential relationships that may relate to the use of proceeds to repay outstanding indebtedness, see “— Other Relationships” below in this section. For additional information regarding our use of the proceeds from this offering, see “Use of Proceeds” on page S-6 of this prospectus supplement.
Accounting Treatment of any Forward Sale Agreements
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price.
Risk Factors
You should carefully consider the information set forth in the sections entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 6 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the other information included in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering, before deciding whether to invest in our common stock.
Other Relationships
Affiliates of substantially all of the Sales Agents are, as of the date of this prospectus supplement, lenders under our credit facility, affiliates of some or all of the Sales Agents may in the future be lenders under any new credit facility or any amendments or restatements of our existing credit facility and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution — Other Relationships” in this prospectus supplement.
NYSE Symbol
OHI
Transfer Agent and Registrar
Computershare Trust Company, N.A
For additional information regarding our common stock, see “Description of Capital Stock — Common Stock,” “Description of Capital Stock — Restrictions on Ownership and Transfer” and “Certain Anti-Takeover Provisions” in the accompanying prospectus.

RISK FACTORS
Before acquiring our common stock, you should carefully consider the risk factors below and the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and in the accompanying prospectus. Each of the risks described below and in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.
Risks Related to any Forward Sale Agreement
Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
•
it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•
we declare any dividend, issue or distribution on shares of our common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) in securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

•
an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our insolvency or nationalization, or a delisting of the shares of our common stock) or (b) occurs that would constitute a delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that each forward sale agreement will settle no later than the date that is two years from entry into such forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•
return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the prevailing market price for our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of any forward sale agreement. See “Plan of Distribution” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from the sale of our shares under any such agreement.
If we institute or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
We have in the past entered into forward sale transactions, and we may in the future enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We have in the past entered into forward sale transactions and may in the future enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The forward sale transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above in this section. Likewise, if in the future we enter into any forward sale transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, (a) to fund potential acquisitions, (b) to fund development and investment opportunities, or (c) for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. See “Plan of Distribution — Other Relationships.” The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates no later than the date that is two years from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to such Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Borrowings under our $1.45 billion revolving credit facility and our operating partnership’s $50 million term loan accrue interest at the Secured Overnight Financing Rate (“SOFR”) plus an adjustment of 0.11448% per annum (or in the case of borrowings denominated in British Pounds Sterling, the Sterling overnight index average reference rate plus an adjustment of 0.1193% per annum) plus an applicable percentage (with a range of 95 to 185 basis points with respect to the revolving credit facility and a range of 85 to 185 basis points with respect to the operating partnership’s term loan) based on our credit ratings. Both facilities mature April 30, 2025. Our $428.5 million senior unsecured term loan bears interest at SOFR plus an adjustment of 0.1% per annum plus an applicable percentage (with a range of 85 to 185 basis points) based on our credit rating. Our $428.5 million senior unsecured term loan matures on August 8, 2025. As of August 31, 2024, we had no borrowings outstanding under our $1.45 billion revolving credit facility, $50 million outstanding under our operating partnership’s term loan facility and $428.5 million outstanding under our senior unsecured term loan.
Affiliates of substantially all of the Sales Agents are, as of the date of this prospectus supplement, lenders under our credit facility, affiliates of some or all of the Sales Agents may in the future be lenders under any new credit facility or any amendments or restatements of our existing credit facility and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or other indebtedness. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreements we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable

Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Plan of Distribution — Other Relationships” in this prospectus supplement.

PLAN OF DISTRIBUTION
We are party to an “at-the-market” equity offering sales agreement, or the sales agreement, dated as of September 6, 2024, with each of the institutions named below (or certain of their respective affiliates or, as applicable, successors or assignees), in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, in each case as described below, relating to shares of our common stock offered by this prospectus supplement:
Wells Fargo Securities, LLC	Barclays Capital Inc.	Berenberg Capital Markets LLC
BofA Securities, Inc.	BMO Capital Markets Corp.	Capital One Securities, Inc.
Citizens JMP Securities, LLC	Credit Agricole Securities (USA) Inc.	Fifth Third Securities, Inc.
J.P. Morgan Securities LLC	KeyBanc Capital Markets Inc.	Mizuho Securities USA LLC
Morgan Stanley & Co. LLC	MUFG Securities Americas Inc.	R. Seelaus & Co., LLC
Raymond James & Associates, Inc.	RBC Capital Markets, LLC	Regions Securities LLC
Robert W. Baird & Co. Incorporated	Scotia Capital (USA) Inc.	Stifel, Nicolaus & Company, Incorporated
Truist Securities, Inc.
In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $1,250,000,000 from time to time through the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, for the offer and sale of the common stock, or directly to the Sales Agents, acting as principal. The sales agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with each Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser, which in each case is either a Sales Agent or an affiliate of a Sales Agent, will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
Sales of the shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, the existing trading market for our common stock, by means of negotiated transactions (including block transactions) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or any other method permitted by applicable law. None of the Sales Agents or Forward Sellers will engage in any transactions that stabilize the price of our common stock.
None of the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchasers, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the sales agreement, to sell the shares offered as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to us or shares or our common stock, we will promptly notify the Sales Agents, Forward Sellers and Forward Purchasers, and sales of our common stock under the sales agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and the Sales Agents’, Forward Sellers’ and Forward Purchasers’ reasonable judgment.
We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Sales Agents or Forward Sellers under the sales agreement, will be approximately $350,000. We have also agreed, under certain circumstances, to reimburse the Sales Agents, Forward Sellers and Forward Purchasers for certain of their reasonable, documented out-of-pocket expenses, including fees and disbursements of their counsel, in connection with the transactions contemplated by the sales agreement. We will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant Sales Agent or the relevant Forward Purchaser and the relevant or Forward Seller may agree.
In connection with the sale of shares of our common stock on our behalf, each Sales Agent, Forward Seller or Forward Purchaser may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents, Forward Sellers or Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to indemnify each Sales Agent, Forward Seller and Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, Forward Seller or Forward Purchaser may be required to make in respect of those liabilities.
The offering of our common stock pursuant to the sales agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of common stock subject to the sales agreement, (2) our providing written notice of termination under the sales agreement (which we may do at our sole discretion at any time) or (3) mutual agreement by the parties thereto. Any Sales Agent, Forward Seller or Forward Purchaser may also terminate the sales agreement at any time but only with respect to itself.
Each Sales Agent will provide written confirmation to us following the close of trading on the NYSE each day on which shares of our common stock are sold by it as sales agent for us or as sales agent for a Forward Purchaser under the sales agreement. With respect to any sales by a Sales Agent for us, each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Forward Seller, each confirmation will include the number of borrowed shares sold on that day, the aggregate net proceeds to the applicable Forward Purchaser and the then-current initial forward sale price with respect to such shares of our common stock that have been sold on that day. We will report at least quarterly the number of shares sold by or through the Sales Agents and the aggregate gross sales price thereof, the number of borrowed shares sold by the applicable Forward Sellers, the net proceeds received by us or the applicable Forward Purchaser and the compensation paid by us to the Sales Agents in connection with sales of our common stock under the sales agreement or any forward sales agreement or terms agreement during such period.
Sales Through or To Sales Agents
From time to time during the term of the sales agreement, we may instruct any of the Sales Agents to sell shares of our common stock and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the sales agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the sales agreement, we may also sell shares of our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Settlement for sales of our common stock are generally anticipated to occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the relevant Sales Agent in connection with a particular transaction or as otherwise required by applicable rules regarding the requirements for the standard settlement cycle. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each Sales Agent a commission not to exceed 2.0% of the gross sales price of all shares of our common stock sold through it as sales agent under the sales agreement.
Sales Through Forward Sellers
From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein and in any related forward sale agreement we enter into, we may deliver an instruction relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon acceptance by a Forward Seller and the applicable Forward Purchaser of an instruction from us requesting that such Forward Seller execute sales of shares of borrowed common stock in connection with a forward sale agreement, subject to the terms and conditions of the sales agreement and the applicable forward sale agreement, the relevant Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow, and the relevant Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the borrowed shares of our common stock on such terms to hedge the relevant Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend such offering of our common stock at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of shares of our common stock sold under any forward sale agreement prior to such notice. The obligation of the relevant Forward Seller under the sales agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of one to twenty consecutive trading days determined by us in our sole discretion and as specified in the relevant instruction.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the sales agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
Any forward sale agreement, the terms of which we do not expect to exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to physically settle each forward sale agreement by the delivery of shares of our common stock and each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:
•
return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having a value equal to the difference.
In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
A Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
•
it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•
we declare any dividend, issue or distribution on shares of our common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than shares of our common stock), rights, warrants or other assets for payment at less than the prevailing market price;
•
certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

•
an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our insolvency or nationalization, or a delisting of the shares of our common stock) or (b) occurs that would constitute a delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock, and we would not receive any proceeds pursuant to any forward sale agreement.
Other Relationships
The Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates, are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships with us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us.
In addition, in the ordinary course of their various business activities, the Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates, officers, directors and employees, may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the Sales Agents, Forward Sellers, Forward Purchasers or their respective affiliates that may have lending relationships with us or, if applicable, any of our subsidiaries, may also choose to hedge their credit exposure to us or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically, those Sales Agents, Forward Sellers, Forward Purchasers and their respective affiliates would hedge such exposure by entering into transactions, that may consist of either the purchase of credit default swaps or the creation of short positions in our securities or, if applicable, the securities of any such subsidiary. The Sales Agents, Forward Sellers, Forward Purchasers, and their respective affiliates may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
We intend to use the net proceeds (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to fund potential acquisitions, development and investment opportunities, or for general corporate purposes, including the repayment of our outstanding indebtedness. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under any revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
As of the date of this prospectus supplement, affiliates of substantially all of the Sales Agents are lenders and, in certain cases, agents under our credit facility. In addition, affiliates of some or all of the Sales Agents may in the future be lenders and/or agents under new credit facilities or amendments or restatements of our existing credit facility, that we may enter into from time to time, and the Sales Agents and/or their respective affiliates may from time to time hold our debt securities or our other indebtedness. As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or any such debt securities or other indebtedness. Because affiliates of substantially all of the Sales Agents are lenders under our credit facility and may be lenders under future credit facilities we enter into, to the extent that any net cash proceeds we receive from this offering or from settlement under any forward sale agreements are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreements are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents or any of their respective affiliates, such Sales Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Sales Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Sales Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement. Certain of the Sales Agents may pay a fee in connection with this offering to certain entities who are lenders under our credit facility or their affiliates. Robert W. Baird & Co. Incorporated will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under our revolving credit facility, in connection with any sales of shares by Robert W. Baird & Co. Incorporated in this offering.
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.
Other
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or the offering of the shares of our common stock, where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectus or other material or advertisements in connection with the offering of the shares of our common stock may be distributed or published in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS
The validity of the shares of our common stock to be issued by us and offered hereby and the transactions contemplated by this prospectus supplement will be passed upon for us by Shapiro Sher Guinot & Sandler, P.A, Baltimore, Maryland. Bryan Cave Leighton Paisner LLP, Atlanta, Georgia represents Omega in respect of the transactions contemplated by this prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as counsel for the Sales Agents, Forward Sellers and Forward Purchasers.

EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Preferred Stock • Common Stock • Warrants
We may offer from time to time our preferred stock, common stock or warrants consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on March 12, 2024, was $31.06 per share. Unless we state otherwise in a prospectus supplement, we will not list any preferred stock or warrants on any securities exchange.
Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.
Investing in the securities involves risks. See “Risk Factors” beginning on page 6 to read about factors you should consider before investing in our securities.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is March 14, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries.

AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 12, 2024;

•
Current Reports on Form 8-K* filed on January 2, 2024 and March 12, 2024;

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description; and

•
our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 5, 2023 and filed with the Commission on April 21, 2023.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference in this prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
(i)
those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

(ii)
uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

(iii)
the long-term impacts of the COVID-19 pandemic on our business and the business of our operators, including the levels of staffing shortages, increased costs and decreased occupancy experienced by operators of skilled nursing facilities (“SNFs”) and assisted living facilities (“ALFs”) arising from the pandemic, the ability of our operators to comply with infection control and vaccine protocols and to manage facility infection rates or future infectious diseases, and the sufficiency of government support and reimbursement rates to offset such costs and the conditions related thereto;

(iv)
additional regulatory and other changes in the healthcare sector, including proposed federal minimum staffing requirements for SNFs that may further exacerbate labor and occupancy challenges for our operators;

(v)
the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

(vi)
our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets;

(vii)
the availability and cost of capital to us;

(viii)
changes in our credit ratings and the ratings of our debt securities;

(ix)
competition in the financing of healthcare facilities;

(x)
competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs;

(xi)
changes in the financial position of our operators;

(xii)
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

(xiii)
changes in interest rates and the impact of inflation;

(xiv)
the timing, amount and yield of any additional investments;

(xv)
changes in tax laws and regulations affecting real estate investment trusts (“REITs”);

(xvi)
the potential impact of changes in the SNF and ALF markets or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms;

(xvii)
our ability to maintain our status as a REIT; and

(xviii)
the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action; particularly in the healthcare industry.

The risks set forth above are not exhaustive. Other sections of this prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus. The risks and uncertainties described herein and therein are not the only risks and uncertainties we face. See “Available Information” and “Incorporation of Certain Information by Reference.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.

THE COMPANY
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in healthcare-related real estate properties located in the United States and the United Kingdom. Our core business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities, assisted living facilities, and to a lesser extent, independent living facilities, rehabilitation and acute care facilities and medical office buildings. Our core portfolio consists of long-term leases and mortgage agreements. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.
We are structured as an umbrella partnership REIT, which we refer to as an UPREIT, under which all of our assets are owned directly or indirectly, and all of our operations are conducted directly or through, our operating partnership subsidiary, OHI Healthcare Properties Limited Partnership, which we refer to as the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of December 31, 2023, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and other investors owned approximately 3% of the units.
Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Available Information” and “Incorporation of Certain Information by Reference.”
You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

DESCRIPTION OF SECURITIES
We may issue from time to time, in one or more offerings, the following securities:
•
shares of our preferred stock, par value $1.00 per share, in one or more series;

•
shares of our common stock, par value $0.10 per share;

•
warrants to purchase preferred stock, common stock or any combination thereof; or

•
any combination of the foregoing, individually.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus and in any prospectus supplements do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

DESCRIPTION OF CAPITAL STOCK
As of March 14, 2024, our only class of outstanding securities registered under the Exchange Act is our common stock, par value $0.10 per share, which we refer to as the Common Stock.
The following is a description of the material terms of our Common Stock and preferred stock we may offer and is qualified by reference to the provisions of our Articles of Amendment and Restatement, as amended, which we refer to as our Charter, our Amended and Restated Bylaws, which we refer to as the Bylaws, and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, which we refer to as the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland and with the SEC.
Common Stock
We are authorized to issue 350,000,000 shares of Common Stock. All shares of our Common Stock participate equally in dividends payable to stockholders of our Common Stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our Common Stock on liquidation or dissolution; have one vote per share on all matters submitted to a vote of the stockholders; and do not have cumulative voting rights in the election of directors. All of our outstanding shares of Common Stock are fully paid and non-assessable. Holders of our Common Stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized Common Stock without stockholder approval, subject to applicable rules of the NYSE.
Preferred Stock
We are authorized to issue 20,000,000 shares of our preferred stock, par value $1.00 per share, which we refer to as the Preferred Stock. Under our Charter, our board of directors has the authority to authorize from time to time, without further stockholder action, the issuance of shares of our Preferred Stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the Preferred Stock by resolution and the filing of an amendment to our Charter, including but not limited to the designation of the following:
•
the number of shares constituting such series and the distinctive designation thereof;

•
the voting rights, if any, of such series;

•
the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•
whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•
the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;

•
the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•
any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement or articles supplementary, all shares of the same series of Preferred Stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Charter, or as may be fixed by our board of directors as described above. We may from time to time amend our Charter to increase or decrease the number of authorized shares of Preferred Stock.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of Common Stock or Preferred Stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, the payment of dividends and employee benefit plans. The existence of unissued and unreserved Common and Preferred Stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.
Restrictions on Ownership and Transfer
To qualify as a “real estate investment trust,” which we refer to as a REIT, under the Internal Revenue Code of 1986 (as amended, the “Code”), we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 355 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Our Charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. Our Charter also prohibits any person from:
•
beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•
beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would cause us to actually or constructively own interests in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); or

•
transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

We refer to these restrictions, collectively, as the “ownership limits.” Subject to certain limitations, our board of directors may, in its sole discretion, prospectively or retroactively, exempt one or more persons from the ownership limits, on such terms and subject to such conditions as our board of directors may require.
Our Charter requires that any person who acquires or attempts to acquire shares of our stock in violation of the ownership limits give immediate, or in the event of a proposed or attempted transfer, at least 15 days’ prior, written notice to us. Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits (or any expected holder limit) or result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The trustee of the trust will be appointed by the Company or any successor trustee thereof. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which the trustee will exercise for the exclusive benefit of the charitable beneficiary of the trust.
The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on ownership and transfer of our stock, then the transfer of the shares will be void ab initio. Any dividend or other distribution paid prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:
•
to rescind as void ab initio any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust; and

•
to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the violative transfer or other event that results in a transfer to the trust and (2) if no notice of a transfer of shares to the trust is received by us, the date we determine in good faith that a violative transfer or other event that results in a transfer to the trust has occurred. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the proposed transferee. Any amounts received by the trustee in excess of the amounts paid to the proposed transferee will be paid to the charitable beneficiary.
If we do not purchase the shares held in trust, the trustee must sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock contained in our Charter. After selling the shares, the trustee must distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder or as may be requested by our board of directors in its sole discretion) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
Certain Anti-Takeover Provisions
The following is a description of certain provisions included in our Charter, Bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized Preferred Stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our Common Stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets. These provisions may require persons seeking control of the Company to negotiate with our board of directors regarding the price to be paid for our shares required to obtain control, promote continuity and stability, and enhance the Company’s ability to pursue long-term strategies.
Charter and Bylaws
Our Charter and Bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our Charter and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Charter and Bylaws.
Size of Board.   Our Charter specifies that the number of directors shall be six, which number may be increased or decreased as provided in the Bylaws, but shall not be less than five nor more than thirteen.
Election of Directors.   A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our Bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our Charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of Common Stock can elect all of the directors of the class then being elected at that meeting of stockholders.
Removal of Directors.   Our Charter and Bylaws provide that stockholders may remove a director only “for cause” and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances.
Filling Vacancies.   Our Bylaws provide that any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, whether or not sufficient to constitute a quorum, may be filled by a majority vote of the directors then in office even if the remaining directors do not constitute a quorum.
Limitations on Stockholder Action by Written Consent.   Our Bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken or (in respect to the adoption of new Bylaws or the amendment or repeal of the existing Bylaws) by a written consent of the holders of a majority of the outstanding shares entitled to vote. The election of directors may not be undertaken by written consent.

Limitations on Calling Stockholder Meetings.   Under our Bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or, subject to the satisfaction of certain procedural and informational requirements by the stockholders requiring the meeting, by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.
Advance Notice Bylaw; Proposal and Nomination Information Requirements; Proxy Access.   For a stockholder to bring a proposal before an annual meeting, including director nominations, our Bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of Common Stock, options or any short positions related to our Common Stock and any fees such proponent stands to earn based on the value of the Common Stock or derivatives related to the Common Stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.
Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.
Our Bylaws also provide that, subject to certain requirements, a stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, may nominate, and require us to include in our proxy materials for an annual meeting, stockholder-nominated director candidates equal to the greater of two director seats or 20% of the board of directors.
Certain Amendments to our Charter and Bylaws.   The provisions of our Charter governing certain business combinations and governing ownership limitations and excess shares may not be amended without the board declaring the amendment advisable and the approval of 80% of the outstanding shares of our capital stock entitled to vote. Our Bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the Bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.
Business Combinations.   Our Charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, which we refer to as a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our Charter as:
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any merger or consolidation of the Company with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;

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any merger or consolidation of a Related Person with or into the Company;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;

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the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

Maryland Law
Maryland “Unsolicited Takeovers” under Subtitle 8 of Title 3.   The “Unsolicited Takeovers” provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its Charter or Bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the Charter or Bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement to remove a director;

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a requirement that the number of directors be fixed only by a vote of directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full terms of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the requirement that a vacancy on the board of directors be filled by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Accordingly, the stockholders may not fill any vacancy upon the board of directors.
Pursuant to a resolution of the board, we have elected to affirmatively opt out of Section 3-803 of the MGCL, which permits the board of directors of a Maryland corporation to divide its board into classes without stockholder approval. The board resolution is irrevocable unless it is first approved in the same manner as an amendment to the Charter, which would require the approval of the Company’s stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
The other Subtitle 8 elections are not currently relevant to us because existing provisions in our Charter and Bylaws (unrelated to Subtitle 8) already make us subject to the two-thirds vote requirement for removing a director, a requirement that the number of directors be fixed only by a vote of directors, and a majority requirement for the calling of a special meeting of stockholders. Subject to the voting requirements described herein, we retain our right to opt in to any of the other provisions of Subtitle 8.
Maryland Business Combination Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory business combination provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
For a description of the Business Combinations provision included in our Charter, see “Charter and Bylaws — Business Combinations” above.
Maryland Control Share Acquisition Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Control Share Acquisition Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory control share acquisition provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.
The Maryland Control Share Acquisition Act, if and when applicable to us, would provide that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.
Duties of Directors with Respect to Unsolicited Takeovers.   Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
Listing
Shares of Common Stock are listed on the NYSE under the symbol “OHI.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase preferred stock or common stock or any combination of the foregoing. Warrants may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.
A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:
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the title of the warrants;

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the aggregate number of the warrants;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants, including adjustments in the exercise price;

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information with respect to book-entry procedures, if any;

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a discussion of any material Federal income tax considerations; and

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any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrants in this prospectus are summaries of the material provisions that will appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Available Information.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax considerations applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a description of the U.S. federal income tax considerations applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, pension plans or other tax-exempt organizations (except to the extent summarized below), financial institutions, securities broker-dealers, investors in pass-through entities, expatriates, persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction, persons subject to special tax accounting rules under Code Section 451(b), regulated investment companies, persons whose “functional currency” is not the U.S. dollar, and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.
Taxation of Omega
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the U.S. federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.
In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure. Sixth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Seventh, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 5-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).
Requirements for Qualification.   The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through”

exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.
Income Tests.   To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.
The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property. A modification of a mortgage loan, if it is deemed significant for income tax purposes, could be considered to be the deemed issuance of a new mortgage loan that is subject to re-testing under these rules, with the possible re-characterization of the mortgage interest on such loan as non-qualifying income for purposes of the 75% gross income test (but not the 95% gross income test, which is discussed below), as well as non-qualifying assets under the asset test (discussed below) and the deemed exchange of the modified loan for the new loan could result in imposition of the 100% prohibited transaction tax (also discussed below). IRS guidance provides relief in the case of certain existing mortgage loans held by a REIT that are modified in response to certain distressed market conditions such that (i) the modified mortgage loan need not be re-tested for purposes of determining whether the income from the mortgage loan continues to be qualified income for purposes of the 75% gross income test or whether the mortgage loan retains its character as a qualified REIT asset for purposes of the asset test (discussed below), and (ii) the modification of the loan will not be treated as a prohibited transaction. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief. We monitor our mortgage loans and direct financing leases for compliance with the above rules.
Prohibited Transactions.   We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number and/or amount of properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6), acquired by us as the result of the termination or expiration of a lease of such property. We have from time to time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Accordingly, our income and gain from our interest rate swap agreements generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income.   A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the certain rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.
Failure to Satisfy, Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company, and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (subject to the discussion below regarding TRSs and QRSs). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held by any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of certain distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.

Annual Distribution Requirements.   To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, unless (for distributions made in taxable years beginning after December 31, 2014) we qualify as a “publicly offered REIT,” the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents.
To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.
Reasonable Cause Savings Clause.   We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.

Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the 3.8% tax on certain “net investment income” also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.
Other Tax Matters
We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.
Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.
In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxation of Taxable U.S. Holders That Are Not Tax-Exempt
Distribution.   So long as Omega qualifies for taxation as a REIT, distributions on shares of Omega’s stock made to U.S. holders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate U.S. holders. Additionally, Omega’s ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is included in the computation of net capital gain, which can be taxed at rates that are lower than ordinary income rates. Any distribution declared by Omega in October, November or December of any year on a specified date in any such month shall be treated as both paid by Omega and received by Omega’s stockholders on December 31 of that year, provided that the distribution is actually paid by Omega no later than January 31 of the following year. Distributions made by Omega in excess of current or accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by Omega in excess of current or accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares will be treated as gain from the sale of Omega’s shares. See “Disposition of Stock of Omega” below.
Qualified REIT Dividends.   Distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years beginning before January 1, 2026, generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
Capital Gains Dividends.   Distributions to U.S. holders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Omega’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held Omega’s shares. However, a corporate U.S. holder, may be required to treat a portion of some capital gain dividends as ordinary income. If Omega elects to retain and pay income tax on any net long-term capital gain, each of Omega’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of Omega’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by Omega on such retained capital gains and increase the basis of its shares of Omega’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.
Disposition of Stock of Omega.   Upon any taxable sale or other disposition of any shares of Omega’s stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder’s adjusted tax basis in such shares of Omega’s stock. This gain will be capital gain if the U.S. holder held such shares of Omega’s stock as a capital asset, and will be long-term capital gain or loss if such U.S. holder held such shares for more than one (1) year.
3.8% Tax on Net Investment Income.   Certain U.S. holders of Omega’s stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income” including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by Omega to a U.S. holder that is a tax-exempt entity (such as an individual retirement account, which we refer to as an IRA, or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. holder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. holder.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Omega will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code.
Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.
A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the five or fewer test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. Omega believes that it will not be treated as a pension-held REIT. However, because the shares of Omega are publicly traded, no assurance can be given that Omega is not or will not become a pension-held REIT.
Information Reporting Requirements and Backup Withholding Tax
Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”   Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.
If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holder is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with an IRS Form W-8ECI by such non-U.S. Holder.
Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”    So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”
Distributions made by Omega to non-U.S. holders that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability.
Distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Sale or Disposition of Stock of Omega.   Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”
If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent they represent a return of capital or capital gain from the sale of the stock of Omega, rather than dividends, would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:
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if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or

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if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, which we refer to as FATCA, impose a 30% U.S. federal withholding tax on payments of dividends on our stock made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are non-U.S. entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a “non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless in each case, an exemption applies.
While withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our stock, under proposed Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in Omega may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in Omega.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:
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directly to purchasers;

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through agents;

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to or through underwriters or dealers; or

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through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the terms of the offering;

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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any initial public offering price;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act, as amended (the “Securities Act”). Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.
The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities other than the common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia and/or Shapiro Sher Guinot & Sandler, P.A., Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “Material U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.